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                                                                   EXHIBIT 99.14
                    FORM OF GRANT OF INCENTIVE STOCK OPTION
                            (CABOT MARCH 1997 PLAN)

                             CABOT MARSH CORPORATION

                           INCENTIVE STOCK OPTION PLAN

                         GRANT OF INCENTIVE STOCK OPTION


Date of Grant: _______________


     THIS GRANT, dated as of the date of grant first stated above (the "Date of Grant"), is delivered by Cabot Marsh Corporation, a Delaware corporation (the "Corporation") to (the "Grantee"), who is an employee or officer of the Corporation.

     WHEREAS, the Board of Directors of the Corporation (the "Board") on ________________, 199_, adopted, with subsequent stockholder approval, the Cabot Marsh Corporation Incentive Stock Option Plan (the "Plan");

     WHEREAS, the Plan provides for the granting of incentive stock options by a committee to be appointed by the Board (the "Committee") to officers and key employees of the Corporation to purchase shares of the Common Stock of the Corporation (the "Stock"), in accordance with the terms and provisions thereof; and

     WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interest of the Corporation to grant the incentive stock options documented herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Corporation, with approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to ___________ shares of Stock at a price of $________ per share, the current fair market value. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986).

     2. Installment Exercise. Subject to such further limitations as are provided herein, the Option shall become exercisable in three (3) installments, the Grantee having the right hereunder to purchase from the Corporation the following number of Option Shares upon exercise of the Option, on and after the following dates, in cumulative fashion:

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          (a)  on and after the second anniversary of the Date of Grant, up to one-third (ignoring fractional shares) of the total number of Option Shares;

          (b) on and after the third anniversary of the Date of Grant, up to an additional one-third (ignoring fractional shares) of the total number of Option Shares; and

          (c) on and after the fourth anniversary of the Date of Grant, the remaining Option Shares.

     3.   Termination of Option.

          (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five (5) years from the Date of Grant (the "Option Term").

          (b) Upon the occurrence of the Grantee's ceasing for any reason to be employed by the Corporation (such occurrence being a "termination of the Grantee's employment"), the Option, to the extent not previously exercised and still outstanding and exercisable, shall terminate and become null and void sixty (60) days following the termination of the Grantee's employment, except in a case where the termination of the Grantee's employment is by reason of death.

     Upon a termination of the Grantee's employment by reason of death, the Option may be exercised, but only to the extent that the Option was outstanding and exercisable on the date of death, not later than six months after the Grantee's death. In no event, however, shall any such period extend beyond the Option Term.

          (c) In the event of the death of the Grantee, the Option may be exercised by the Grantee's executor or other duly appointed legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

          (d) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Corporation, (ii) breach any covenant not to compete, or employment contract with the Corporation, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Corporation), any unexercised portion of the Option shall immediately terminate and be void.

     4.   Exercise of Options.

          (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of the Corporation written notice of intent to exercise. The notice of exercise shall specify the number


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of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

          (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value on the exercise date.

     On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, the Corporation shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as the Corporation may elect) upon full payment for such Option Shares. The obligation of the Corporation to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the Option or the issuance or purchase of Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

          (c) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right-to purchase such Option Shares may be terminated by the Corporation. The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

     5. Adjustment of and Changes in Stock of the Corporation. In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Corporation, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

     6. No Rights of Stockholders. Neither the Grantee nor any legal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Corporation with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

     7. Non-Transferability of Option. The Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall


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not be transferable, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

     8. Employment Not Affected. The granting of the Option or its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment. Except as may otherwise be limited by a written agreement between the Corporation and the Grantee, the right of the Corporation to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Corporation.

     9. Amendment of Option. The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

     10. Notice. Any notice to the Corporation provided for in this instrument shall be addressed to it in care of its Secretary at its executive offices at 40 Bethlehem Plaza, Bethlehem, Pennsylvania 18018-5705, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Corporation. Any notice shall be deemed to be fully given if and when properly addressed and posted by registered or certified mail, postage prepaid.

     11. Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

     12. Governing Law. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Pennsylvania, except to the extent preempted by federal law, which shall to the extent govern.


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     13.  Investment Representation. The Grantee acknowledges and agrees that it is his or her intention to acquire and hold the Option Shares for investment and not for the resale or distribution thereof and that Grantee will not resell the shares without registration or exemption from the requirements of registration under any state or Federal securities laws.

     IN WITNESS WHEREOF, the Corporation has caused its duly authorized officers to execute and attest this Grant of Incentive Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

                                          CABOT MARSH CORPORATION

                                          By:
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                                              Joseph J. Russo, President

ATTEST:


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Secretary

ACCEPTED AND AGREED TO


By:
    ---------------------------------
                          , Grantee

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